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                                                                 EXHIBIT 5.1


                        KAPLAN GOTTBETTER & LEVENSON, LLP
                                630 THIRD AVENUE
                          NEW YORK, NEW YORK 10017-6705
                                 (212) 983-6900


March 26, 2003

CCP Worldwide, Inc.
6040-A Six Forks Road, Suite 179
Raleigh, North Carolina 27609

   Re: CCP Worldwide, Inc. (the "Company")
       Registration Statement on Form SB-2 for 1,995,000 Shares of Common Stock

To Whom it May Concern:

         At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by CCP Worldwide, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about March 26, 2003, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,995,000 shares of the Company`s Common Stock, of which 1,995,000 are presently issued and outstanding (the "Shares"), all of which will be sold or distributed by certain selling security holders (the "Selling Security Holders").

         In rendering this opinion, we have examined the following:

          o the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

          o the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company`s minute books; and

          o the Company`s stock transfer ledger stating the number of the Company`s issued and outstanding shares of capital stock as of March 26, 2003.

         We have assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

         This  opinion   opines  upon   Delaware  law  including  the  statutory
provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.


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CCP Worldwide, Inc.
March 26, 2003
Page 2

         Based upon the foregoing, it is our opinion that the Shares to be sold or distributed by the Selling Security Holders pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

KAPLAN GOTTBETTER & LEVENSON, LLP


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